Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE
ICAD REPORTS SECOND QUARTER FINANCIAL RESULTS
Conference Call to be Held Thursday, July 28th at 10:00 a.m. Eastern Time
NASHUA, N.H. (July 27, 2011) — iCAD, Inc. (NASDAQ: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of cancer, today reported financial results for the three and six months ended June 30, 2011.
Ken Ferry, President and CEO of iCAD, commented, “While we continue to remain highly confident in the long term growth prospects of our strategic shift into the oncology market, the first half was challenging. The continued weakness in the international markets for CAD product sales combined with the temporary effects of the FDA recall of the shielding product for our electronic brachytherapy business slowed progress towards achieving our growth goals.
“We have greater confidence in the prospects for even stronger top line growth for the second half of the year and beyond. Our MRI CAD business continues to grow significantly due to the market acceptance of our new thin-client platform that features significant improvements in key clinical areas. We expect to see continued growth with this new MRI CAD platform. In addition, we recently announced that our VeraLook® CTC CAD solution is now available as part of Vital Images products worldwide. Our partnership with this leading provider of advanced visualization and analysis solutions should be an important catalyst for the growth of VeraLook in virtual colonoscopy.
“We are particularly encouraged about the growth prospects for our electronic brachytherapy business going forward. There is growing global interest in IORT as evidenced by the positive response we received at key international industry meetings this year combined with demand from our existing IORT customers who are experiencing increases in their IORT patient volumes. With the recent FDA clearance of a new line of shielding products for the Axxent® system, our strong commercial marketing program can take hold. We believe the compelling clinical data from on-going trials, combined with the significant value proposition for physicians, patients and payors, will bode well for a favorable reimbursement decision when the Center for Medicare and Medicaid releases its final determination on new CPT codes in October, for effect January 1, 2012. As a result, we remain confident we can drive higher revenue growth over time as we leverage the significant market potential for the Axxent® eBx™ platform.”

Second Quarter Financial Results
Revenue: Total revenue for the second quarter of 2011 was $6.6 million, an increase of approximately $0.5 million or 9%, as compared to total revenue of $6.1 million for the second quarter of 2010. The Axxent eBx electronic brachytherapy solutions contributed approximately $1.2 million to revenue in the quarter, consisting of approximately $760,000 in product and $400,000 in service and supply revenue, offset by a decline in both the digital and film-based CAD segments.

	Three Months Ended
	June 30, 2011	June 30, 2010	Growth
Digital & MRI revenue	$3,197	$3,991	(20)%
Film based revenue	537	725	(26)%
Electronic brachytherapy	760	—	—
Service & supply revenue	2,152	1,381	56%

Total revenue	$6,646	$6,097	9%
Gross Margin: Gross margin for the second quarter of 2011 was $4.5 million, or 68% of revenue, compared with $4.9 million, or 81% of revenue, for the second quarter of 2010. The 2011 second quarter gross margin was impacted by $233,000 of amortization expense and higher manufacturing costs, both related to the Axxent product.
Net Loss: For the second quarter of 2011, the Company posted a net loss of $5.1 million, or $0.09 per share, as compared to a net loss of $736,000, or $0.02 per share, in the second quarter of 2010.
Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $3.6 million in the second quarter of 2011, compared with a loss of $119,000 in the second quarter of 2010.
Cash and Cash Flow: The Company ended the second quarter of 2011 with cash and cash equivalents of $7.7 million and no long-term debt. For the 2011 second quarter, net cash used by operations was $3.5 million.

First Half 2011 Financial Results
Revenue: For the six months ended June 30, 2011, total revenue was $14.0 million, an increase of $1.4 million or 11%, as compared to total revenue of $12.6 million for the six month period ending June 30, 2010. The Axxent eBx electronic brachytherapy solutions contributed approximately $2.5 million to revenue in the first six months of 2011, consisting of approximately $1.7 million in product and $800,000 in service and supply revenue, offset by a decline in both the digital and film-based CAD segments.

	Six Months Ended
	June 30, 2011	June 30, 2010	Growth
Digital & MRI revenue	$6,960	$8,157	(15)%
Film based revenue	1,054	1,771	(40)%
Electronic brachytherapy	1,695	—	—
Service & supply revenue	4,281	2,690	59%

Total revenue	$13,990	$12,618	11%
Gross Margin: Gross margin for the first six months ended June 30, 2011, was $9.6 million, or 69% of revenue, compared with $10.2 million, or 81% of revenue, for the first six months of 2010. The 2011 gross margin was impacted by $467,000 of amortization expense and higher manufacturing costs, both related to the Axxent product.
Net Loss: For the first six months ended June 30, 2011, the Company posted a net loss of $9.3 million, or $0.17 per share, as compared to a net loss of $1.9 million, or $0.04 per share, for the first six months of 2010.
Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $6.0 million for the six month period ended June 30, 2011, compared with a loss of $422,000 for the first six months of 2010.
Financial Guidance
iCAD today adjusted financial guidance and the Company now expects 2011 total revenue to be in the range of $30 million to $32 million, with a gross margin between 71% and 73% for fiscal year 2011.
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, conference calls, slide presentations, or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.icadmed.com.
Conference Call
iCAD management will host an investment community conference call beginning at 10:00 a.m. Eastern time on Thursday, July 28, 2011 to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 888-396-2298 (domestic) or 617-847- 8708 (international) and entering passcode 32070191. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through August 3, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 66296827. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.
* SecondLook® Premier is an Investigational Device. Limited by Federal Law to Investigational Use Only. Available Outside US.
About iCAD
iCAD, Inc. is an industry-leading provider of advanced image analysis and workflow solutions that enable healthcare professionals to better serve patients by identifying pathologies and pinpointing the most prevalent cancers earlier. iCAD offers a comprehensive range of high-performance, upgradeable Computer-Aided Detection (CAD) systems and workflow solutions for mammography, Magnetic Resonance Imaging (MRI) and Computed Tomography (CT). iCAD recently acquired Xoft, Inc., developer of the Axxent® eBx™ electronic brachytherapy system (eBx). Axxent uses non-radioactive miniaturized X-ray tube technology and is FDA-cleared for treatment of early stage breast cancer, skin cancer and endometrial cancer. The Axxent System is also cleared for use in the treatment of other cancers or conditions where radiation therapy is indicated including Intraoperative Radiation Therapy (IORT). For more information, call (877) iCADnow or visit www.icadmed.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

For iCAD, contact Kevin Burns at 603-882-5200 x7967, or via email at kburns@icadmed.com
For Investor Relations, contact Anne Marie Fields of Lippert/Heilshorn & Associates at 212-838-3777
x6604 or via email at afields@lhai.com
For media inquiries, contact Wendy Ryan of Schwartz Communications at 781-684-0770, or via
email at wryan@schwartzcomm.com
-Tables to follow-

iCAD, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(Unaudited)
(In thousands except for share data)

	June 30,	December 31,
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$7,677	$16,269
Trade accounts receivable, net of allowance for doubtful accounts of $50 in 2011 and 2010	4,027	3,389
Inventory, net	2,380	3,489
Prepaid expenses and other current assets	587	581

Total current assets	14,671	23,728

Property and equipment, net of accumulated depreciation and amortization of $2,709 in 2011 and $2,852 in 2010	2,357	2,774
Other assets	609	675
Intangible assets, net of accumulated amortization of $7,793 in 2011 and $6,746 in 2010	18,107	21,165
Goodwill	47,657	45,689

Total assets	$83,401	$94,031

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,355	$2,500
Accrued and other expenses	4,989	5,902
Deferred revenue	5,344	4,906

Total current liabilities	12,688	13,308

Contingent consideration	3,800	5,000
Deferred revenue long term portion	1,378	961
Other long-term liabilities	1,041	1,552

Total liabilities	18,907	20,821

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 54,745,730 in 2011 and 54,383,747 in 2010; outstanding 54,677,554 in 2011 and 54,315,871 in 2010	547	544
Additional paid-in capital	163,676	163,101
Accumulated deficit	(98,779)	(89,485)
Treasury stock at cost (67,876 shares)	(950)	(950)

Total stockholders’ equity	64,494	73,210

Total liabilities and stockholders’ equity	$83,401	$94,031

iCAD, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands except for share data)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenue:
Products	$4,494	$4,716	$9,709	$9,928
Service and supplies	2,152	1,381	4,281	2,690

Total revenue	6,646	6,097	13,990	12,618

Cost of revenue:
Products	1,140	557	2,347	1,225
Service and supplies	769	591	1,541	1,205
Amortization of acquired technology	233	—	467	—

Total cost of revenue	2,142	1,148	4,355	2,430

Gross margin	4,504	4,949	9,635	10,188

Operating expenses:
Engineering and product development	3,304	1,525	6,079	3,081
Marketing and sales	3,945	2,617	7,671	5,016
General and administrative	2,313	1,839	5,117	4,326

Total operating expenses	9,561	5,981	18,867	12,423

Loss from operations	(5,057)	(1,032)	(9,232)	(2,235)

Gain on sale of patent	—	275	—	275
Interest (expense) income — net	(36)	21	(62)	39

Net loss	$(5,093)	$(736)	$(9,294)	$(1,921)

Net loss per share:
Basic and diluted	$(0.09)	$(0.02)	$(0.17)	$(0.04)

Weighted average number of shares used in computing loss per share:
Basic and diluted	54,550	45,737	54,458	45,712

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
GAAP net loss	(5,093)	(736)	(9,294)	(1,921)
Interest expense (income) — net	36	(21)	62	(39)
Stock-based compensation	316	498	584	981
Depreciation	251	123	546	249
Amortization of acquired intangibles	523	292	1,047	583
Severance	537	—	537	—
Gain on sale of asset	—	(275)	—	(275)
Acquisition related	154	—	374	—
Recall and patent lawsuits	766	—	1,330	—
Contingent consideration	(1,100)	—	(1,100)	—

Non-GAAP Adjusted EBITDA	$(3,610)	$(119)	$(5,914)	$(422)

Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, amortization of acquired intangibles, transaction, patent litigation and recall costs and contingent consideration. Management considers this non-GAAP financial measure to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:
•
Stock-based compensation expense — excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•
Amortization of acquired intangibles — acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•
Severance — relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•
Gain on sale — relates to a gain on the one-time sale of a non-core patent in the second quarter of 2010. Since the proceeds are non-recurring, management believes that it should be excluded when evaluating core operations.

•
Acquisition-related expenses — relates to transition and integration cost as well as professional service fees due to the acquisition of Xoft, Inc. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•
Recall and patent lawsuits — These expenses consist primarily of investigation, audit, legal and other professional fees related to the recall and patent litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these costs and recoveries have no direct correlation to the core operation of the Company’s.

•
Contingent consideration — the Company recorded a gain due to a reduction of the contingent consideration liability related to the acquisition of Xoft, Inc. This amount arose from the Company’s acquisition of Xoft, Inc. and has no direct correlation to the core operation of the Company.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.